SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 9, 2006 (May 3, 2006)

Commission File Number: 000-32987

Colony RIH Holdings, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	95-4849060
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Resorts International Hotel and Casino, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	95-4828297
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1133 Boardwalk
Atlantic City, NJ	08401
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number, including area code:

(609) 344-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 3, 2006, Resorts International Hotel, Inc. (the “Company”) issued a press release announcing the appointment of Anthony Rodio as Regional President of the Company, Philip E. Juliano as Regional Senior Vice President Marketing of the Company, Francis X. McCarthy as Regional Senior Vice President – Finance and Administration of the Company and Patricia Rocco as Regional Vice President of Human Resources of the Company.

Mr. Rodio, age 47, has been Chief Gaming Executive of RIH Acquisitions NJ, LLC, the owner and operator of the Atlantic City Hilton, since June 2005. From 1998 to May 2005, he was Vice President of Finance and Administration for the Harrah’s and Showboat Casinos in Atlantic City, New Jersey. Prior to joining Harrah’s in 1998, Mr. Rodio held various executive financial positions with the Trump Organization.

Mr. Juliano, age 58, has been Senior Vice President of Marketing of RIH Acquisitions NJ, LLC, the owner and operator of the Atlantic City Hilton, since May 12, 2005. From August 2004 to May 2005, Mr. Juliano was Vice President of Table Games Strategy at Harrah’s Atlantic City. From May 2000 to August 2004, Mr. Juliano served as Vice President of Marketing at Horseshoe Casino in Hammond, Indiana.

Mr. McCarthy, age 53, has been CFO of Colony RIH Holdings, Inc., Resorts International Hotel and Casino, Inc. and the Company since April 2006 and has been Executive Vice President Finance and Assistant General Manager of the Company since March 2006. Prior to joining CRH, RIHC and the Company, Mr. McCarthy served as Executive Vice President and Corporate Controller of Trump Entertainment Resorts, Inc. From September 1998 to October 2005, Mr. McCarthy served as the Executive Vice President of Corporate Finance and Chief Financial Officer of Trump Entertainment Resorts, Inc. and certain of its subsidiaries. Mr. McCarthy served as the Executive Vice President of Corporate Finance and Chief Financial Officer of Trump Hotels & Casino Resorts, Inc. at the time it filed for chapter 11 in the United States Bankruptcy Court in November 2004.

Ms. Rocco, age 42, has been Vice President of RIH Acquisitions NJ, LLC, the owner and operator of the Atlantic City Hilton, since January 30, 2006. From January 2005 to January 2006, she was Vice President of Human Resources with Harrah’s Entertainment. From August 2004 to December 2004 Ms. Rocco served as the Director of Operations for the Borgata. Prior to joining the Borgata, Ms. Rocco held various Human Resources positions with Harrah’s since 1989.

It is anticipated that each of Mr. Rodio, Mr. Juliano, Mr. McCarthy and Ms. Rocco will devote approximately 50% of his or her working time to the affairs of the Company, with the remaining 50% devoted to RIH Acquisitions NJ, LLC. As a result, the Company will reimburse RIH Acquisitions NJ, LLC for 50% of the base salary of each of Mr. Rodio, Mr. Juliano and Ms. Rocco, and RIH Acquisitions NJ, LLC will reimburse the Company for 50% of the base salary of Mr. McCarthy. Mr. McCarthy will also continue to service in his present position of Executive Vice President – Finance/CFO of Colony RIH Holdings, Inc. and Resorts International Hotel and Casino, Inc.

ITEM 9.01    Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Exhibit

99.1	Press Release dated May 3, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

COLONY RIH HOLDINGS, INC.

Dated: May 9, 2006	/s/ Francis X. McCarthy
Francis X. McCarthy
Executive Vice President-Finance/CFO (DulyAuthorized Officer and Principal Financial Officer)

RESORTS INTERNATIONAL HOTEL AND CASINO, INC.

Dated: May 9, 2006	/s/ Francis X. McCarthy
Francis X. McCarthy
Executive Vice President-Finance/CFO (DulyAuthorized Officer and Principal Financial Officer)